News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019

Press contact: Richard P. De Santa
Vice President, Corporate Affairs
(201) 571-4495

A&P Announces Settlement With Canadian Franchisees

MONTVALE, NJ – (October 1, 2004)–The Great Atlantic & Pacific Tea Company, Inc. today announced the settlement of a class action by 29 operating and former franchisees of its Food Basics discount grocery operations in Ontario, Canada. The settlement is subject to court approval.

Approximately half of the $32 million (U.S. pre-tax) settlement represents the Company’s purchase of stores from franchisees participating in the action, which involved a dispute over certain terms contained in the previous franchise agreement.

Christian Haub, Chairman of the Board, President and Chief Executive Officer of A&P, said “The resolution of this matter enables us to continue growing our strong discount business in Ontario with a larger complement of corporately-owned stores, while at the same time strengthening our continuing franchise stores.”

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